Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Extend

Consent Payment Deadline for 12% Senior Secured Notes Due 2010

HOUSTON, Aug. 13, 2008 (PRIME NEWSWIRE ) — Transmeridian Exploration Incorporated (AMEX:TMY) (“Transmeridian”) and its wholly-owned subsidiary Transmeridian Exploration Inc. (“TMEI”) today announced that they have extended the consent payment deadline with respect to their exchange offer and concurrent solicitation of consents to amend the indenture governing TMEI’s 12% Senior Secured Notes due 2010 (the “Existing Notes”) (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7) and related security documents. The consent payment deadline, which was 5:00 p.m., New York City time, on August 12, 2008, will be extended to 5:00 p.m., New York City time, on August 15, 2008, unless further extended.

All other material terms of the consent solicitation and the related exchange offer remain unchanged. Holders who have already properly tendered their Existing Notes and delivered their consents do not need to retender or deliver new consents. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008.

This press release is not a solicitation of consents, and is not an offer to sell any new notes (the “New Notes”) to be issued by TMEI in the related exchange offer for Existing Notes or an offer to exchange New Notes for Existing Notes, and is not a solicitation of an offer to sell Existing Notes or to exchange Existing Notes for New Notes. The consent solicitation and related exchange offer are being made solely by the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008, and related documents, which set forth the complete terms of the consent solicitation and the related exchange offer. Only holders of Existing Notes who have completed and returned a certification are authorized to receive or review the Offering Memorandum and Consent Solicitation Statement or to participate in the consent solicitation and related exchange offer. The New Notes will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

For more information please contact the following:

Earl W. McNiel, CFO	Phone: (713) 458-1100
5847 San Felipe, Suite 4300	Fax: (713) 781-6593
Houston, Texas 77057	E-mail: tmei@tmei.com
Website: www.tmei.com

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the SEC. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

Source: PrimeNewswire (August 13, 2008 – 1:09 AM EDT)